                                   EXHIBIT 21

                             CARMIKE CINEMAS, INC.

                              LIST OF SUBSIDIARIES

                                                       STATE OF
SUBSIDIARY                         % OWNED          INCORPORATION
----------                         -------          -------------
Wooden Nickel Pub, Inc.              100%              Delaware

Eastwynn Theatres, Inc.              100%              Alabama